EXHIBIT 23.2





                       CONSENT OF INDEPENDENT AUDITORS


       We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Executive and Director Deferred Compensation Plan and the Non-Employee Directors' Stock Unit Plan of The Ryland Group, Inc., of our reports dated January 29, 1998, with respect to the consolidated financial statements of The Ryland Group, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP

Baltimore, Maryland
December 2, 1998

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